UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2017

Creative Medical Technology Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53500	87-0622284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2017 W Peoria Avenue, Phoenix, AZ 85029
(Address of principal executive offices)

Registrant’s telephone number, including area code: (602) 680-7439

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

Emerging growth company If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

Convertible Notes

During the quarter ended December 31, 2017, we issued a convertible promissory note dated October 23, 2017, in the face amount of $30,250 to Morningview Financial, LLC, for which we received gross proceeds of $27,500. The note bears interest at 10% per annum and has a maturity date of October 23, 2018. The note is convertible at any time into shares of our common stock at a conversion price equal to the lesser of $0.12 or 60% of the lowest trading price of our common stock during the 20 trading days preceding the conversion date. We have the option to prepay the note, in whole or in part, within 180 days from the date of issuance at 140% of the amount then outstanding and after 180 days the right of prepayment expires.

During the quarter ended December 31, 2017, we issued a convertible promissory note dated November 27, 2017, in the face amount of $58,000 to Power Up Lending Group Ltd., for which we received gross proceeds of $58,000. The note bears interest at 12% per annum, which would increase to 22% upon an event of default, and has a maturity date of November 27, 2018. Within 180 days of the note, the note is convertible at any time into shares of our common stock at a conversion price equal to 61% of the average of the two lowest trading prices of our common stock during the 15 trading days preceding the conversion date. We have the option to redeem the note within 30 days from the date of issuance at 115% of the principal and interest; between 31 and to 60 days from the date of issuance at 120% of the principal and interest; between 61 days and 90 days from the date of issuance at 125% of the principal and interest; between 91 days and to 120 days from the date of issuance at 130% of the principal and interest; between 121 days and to 150 days from the date of issuance at 135% of the principal and interest; between 151 days and to 180 days from the date of issuance at 140% of the principal and interest and after 180 days the right of prepayment expires.

During the quarter ended December 31, 2017, we issued a convertible promissory note dated December 29, 2017, in the face amount of $30,000 to Power Up Lending Group Ltd., for which we received gross proceeds of $30,000. The note bears interest at 12% per annum, which would increase to 22% upon an event of default, and has a maturity date of December 29, 2018. Within 180 days of the note, the note is convertible at any time into shares of our common stock at a conversion price equal to 61% of the average of the two lowest trading prices of our common stock during the 15 trading days preceding the conversion date. We have the option to redeem the note within 30 days from the date of issuance at 115% of the principal and interest; between 31 and to 60 days from the date of issuance at 120% of the principal and interest; between 61 days and 90 days from the date of issuance at 125% of the principal and interest; between 91 days and to 120 days from the date of issuance at 130% of the principal and interest; between 121 days and to 150 days from the date of issuance at 135% of the principal and interest; between 151 days and to 180 days from the date of issuance at 140% of the principal and interest and after 180 days the right of prepayment expires.

From October 1 until December 31, 2017, we issued an aggregate of 6,985,976 shares upon the conversions of outstanding notes.

The sale of these securities were made pursuant to Rule 506(b) of Regulation D promulgated by the SEC under the Securities Act. The purchasers of the securities were “accredited investors” as defined in Rule 501(a) of Regulation D. The purchasers acknowledged appropriate investment representations with respect to the issuances of the securities and consented to the imposition of restrictive legends upon the certificates representing the notes, conversion shares and warrants. The securities were not issued as a result of any general solicitation. The purchasers were afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the investments. No selling commissions or other remuneration were paid in connection with the sale of these securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Medical Technology Holdings, Inc.

Date: January 4, 2018	By:	/s/ Timothy Warbington
Timothy Warbington, Chief Executive Officer